                                                                     EXHIBIT 4.3


                              WOLFPACK CORPORATION

                 SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

                                   PAYABLE TO

                        LANCER PARTNERS, LIMITED PARTNERS

                                TABLE OF CONTENTS

1.       Definitions ............................................................    4

2.       Terms of Note ..........................................................   11
         2.1      Interest and Maturity .........................................   11
         2.2      Manner and Place of Payment ...................................   11
         2.3      Optional Prepayment; Non-Transferability ......................   12
         2.4      Events of Default .............................................   12

3.       Negative Covenants .....................................................   14
         3.1      Limitation on Other Senior Subordinated Indebtedness ..........   14
         3.2      Limitations on Liens ..........................................   14

4.       Subordination ..........................................................   14
         4.1      Agreement to Subordinate ......................................   14
         4.2      No Demand for Payment; Limitations on Payments ................   14
         4.3      Limitations on Payments; Defaults .............................   15
         4.4      Rights Upon Distribution of Assets ............................   16
         4.5      Payments Received in Trust ....................................   16
         4.6      Execution of Intercreditor Agreements .........................   17
         4.7      Subrogation ...................................................   17
         4.8      Reliance Upon Judicial Proceeding .............................   17
         4.9      Right to Payments .............................................   18
         4.10     Enforcement of Subordination ..................................   18
         4.11     No Impairment by Failure to Act ...............................   18
         4.12     Delivery of Documentation to Holders of Senior Indebtedness ...   18
         4.13     No Limitation of Bankruptcy Proceedings .......................   18

5.       Conversion .............................................................   19
         5.1      Conversion by the Holder ......................................   19
         5.2      Stock Splits; Reverse Stock-Splits ............................   19

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
         5.3      Provisions in Case of Consolidation or Merger .............   19
         5.4      Adjustment in Number of Securities ........................   20
         5.5      Validity of Note ..........................................   20
         5.6      Elimination of Fractional Interests .......................   20
         5.7      Unit Offerings ............................................   20
         5.8      Issuance of Stock on Conversion ...........................   20

6.       Restriction on Transfer ............................................   20

7.       Additional Restrictions on Transfer. ...............................   21
         7.1      General Prohibition Against Transfer ......................   21
         7.2      Effect of Non-complying Transfers .........................   21
         7.3      Permitted Transfers .......................................   21
         7.4      Permitted Transfers Subject to Continuing Restrictions ....   22

8.       Miscellaneous. .....................................................   22
         8.1      Notices ...................................................   22
         8.2      Entire Agreement ..........................................   23
         8.3      No Oral Modifications .....................................   23
         8.4      Extension; Waiver .........................................   23
         8.5      Binding Effect ............................................   24
         8.6      Interpretation; Construction; Section Headings ............   24
         8.7      Governing Law .............................................   24
         8.8      Severability ..............................................   24
         8.9      Waiver of Notice ..........................................   24
         8.10     Attorney's Fees ...........................................   25
         8.11     Time ......................................................   25
         8.12     Maximum Limit On Interest .................................   25
         8.13     Mutilated, Destroyed, Lost and Stolen Notes ...............   25
         8.14     No Recourse Against Others ................................   26
         8.15     Authentication ............................................   26
         8.16     Exclusive Jurisdiction and Venue ..........................   26

The securities evidenced by this Note have been issued and sold without registration under the Securities Act of 1933 ("Securities Act") or the securities laws of any state, in reliance upon certain exemptive provisions of such laws, including paragraph (8) of Code Section 78A-17 of the North Carolina Act. Said securities cannot be sold or transferred except if, in the opinion of counsel to the issuer, such sale or transfer would be: (1) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from such registration; and (2) in a transaction which is exempt under applicable state securities laws, or pursuant to effective registration statements under such laws, or in a transaction which is otherwise in compliance with such laws.

In making an investment, decision investors must rely on their own examination of the issuer and the terms of the Note, including the merits and risks involved. The securities offered hereby have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

                              WOLFPACK CORPORATION

                 SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

No. 2
$2,415,000                                                    September 28, 2001


         FOR VALUE RECEIVED, the undersigned, WOLFPACK CORPORATION, a Delaware corporation (the "Company"), promises to pay to the order of LANCER PARTNERS, LIMITED PARTNERSHIP ("Lancer"), the principal sum of TWO MILLION FOUR HUNDRED FIFTEEN THOUSAND DOLLARS (U.S.$2,415,000), plus interest thereon at the rate set forth below, subject to the provisions hereof limiting interest to the maximum permitted by applicable law. All amounts paid shall first be applied to the payment of interest, and then to the reduction of principal.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, to which the Holder hereof, by the acceptance of this Note, agrees:

         1.   Definitions. As used in this Note, the following terms, unless the
              -----------
context otherwise requires, have the following meanings.


              1.1 "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any

          Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

               1.2 "Applicable Law" means all applicable provisions of constitutions, laws, statutes, treaties, rules, regulations and orders of all governmental authorities and all orders and decrees of all courts and arbitrators.

               1.3 "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.(S)101 et seq.), as amended, and any successor statute or
                           ------
          any similar state law for the relief of debtors.

               1.4 "Bankruptcy Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or any other proceeding under any other bankruptcy or insolvency law of any jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

               1.5 "Business Day" means any day of the year, excluding, Saturday, Sunday, any day that is a legal holiday under the laws of the State of North Carolina or Georgia, and any day on which commercial banks located in the State of North Carolina or Georgia are required or authorized, by law or other governmental action, to close.

               1.6 "Capitalized Leases" means, with respect to any Person, any lease of property (whether real, personal or mixed) the discounted present value of the rental obligations of such Person as lessee of which have been or are required to be, in accordance with generally accepted accounting principles, ("GAAP") capitalized on the balance sheet of such Person.

               1.7 "Carrier Agreements" means agreements with one or more Persons in the business of transmitting telecommunications signals, whether voice, data or otherwise and whether for local, long distance, domestic, international, roaming or directory assistance service and whether a toll or non-toll transmission and whether by wire or wireless transmission.

               1.8 "Closing Price" on any trading day with respect to the per share price of Common Stock means the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for the purpose.

               1.9 "Common Stock" means the common stock of the Company, par value $0.001 per share or any unit containing Common Stock of the Company.

               1.10 "Conversion Date" means any date at which the Holder of this Note shall have the right to convert all or a portion of the then outstanding principal amount of this Note, or any accrued interest thereon, to Common Stock.

               1.11 "Conversion Price" means the conversion price set forth in
          Section 5.1, subject to adjustment as provided in Section 5.2, Section
          -----------                                       -----------  -------
          5.3 and Section 5.4.
          ---     -----------

               1.12 "Debt" means, as to any Person, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary direct, contingent, fixed or otherwise.

               1.13 "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

               1.14 "Holder" or "Noteholder" or similar terms, when the context refers to a holder of this Note, means Lancer, or any other Person who shall at the time be the holder of this Note (but only as permitted by
          Section 7.3 hereof). Such terms used in the plural shall mean any
          -----------
          persons who shall at the time be the holders of this Note.

               1.15 "Indebtedness" means, with respect to any Person:

                    (a) all liabilities, contingent or otherwise, of such Person

                         (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

                         (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property.

                         (iii) evidenced by bankers' acceptances or similar
                    instruments issued or accepted by banks or interest swap obligations, or

                        (iv) for the payment of money relating to Capitalized Leases;

                    (b) reimbursement obligations of such Person with respect to letters of credit (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) above) entered into in the ordinary course of business of such Person, to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth (10/th/) Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                    (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability (provided that the amount
                                                      --------
               of liability attributable to such guarantee or other legal liability shall be deemed to be the maximum amount for which such Person could be liable under such guarantee or otherwise);

                    (d) any and all deferrals, renewals, extensions,
               refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (d), whether or not between the same parties.

               1.16 "Issue Date" means September 28, 2001.

               1.17 "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

               1.18 "Note" means this Note issued by the Company in the aggregate principal amount of U.S.$2,415,000.

               1.19 "Notice" means written notice given in accordance with
          Section 8.1 of this Note.
          -----------

               1.20 "Permitted Liens" means:

                    (a) Liens on the assets of the Company and any securing
               Indebtedness that is or was permitted by the terms hereof to be incurred;

                    (b) Liens in favor of the Company or any wholly owned
               subsidiary of the Company;

                    (c) Liens on property of a Person existing at the time such
               Person is merged with or into or consolidated with the Company or any wholly owned subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any property other than those of the Person merged into or consolidated with the Company or the wholly owned subsidiary;

                    (d) Liens on property existing at the time of acquisition
               thereof by the Company or any wholly owned subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or any such wholly owned subsidiary;

                    (e) Liens to secure Debt (including Capital Lease
               Obligations) incurred in connection with the acquisition of assets, provided the Debt incurred to finance each such acquisition attaches only to the asset acquired with the proceeds from the Debt secured thereby and the principal amount of any Debt secured by any asset shall not exceed one hundred percent (100%) of the actual cost of the asset (including transportation, installation or other incidental costs) and covering only the assets acquired with such Indebtedness;

                    (f) Liens on Indebtedness or other agreements in effect on the Issue Date;

                    (g) Liens for taxes, assessments or government charges or
               claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings or procedures promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                    (h) Statutory Liens or Liens of landlords, carriers,
               materialmen, mechanics, suppliers, processors, repairmen, warehousemen, or other like Liens for labor, materials, supplies or rentals incurred in the ordinary course of business and with respect to amounts not delinquent for more than one hundred eighty (180) days or being contested in good faith by appropriate proceedings or procedures, if a reserve or other appropriate provision, if any, as required in conformity with GAAP shall have been made therefor;

                    (i) Liens incurred or deposits made to secure the
               performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (including, without limitation, Carrier Agreements, but otherwise exclusive of obligations for the payment of borrowed money);

          (j) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing indebtedness in respect of commercial letters of credit;

          (k) Liens incurred in the ordinary course of business of the Company or any wholly owned subsidiary of the Company with respect to obligations that do not exceed twenty five thousand dollars ($25,000) at any one time outstanding;

          (l)  Liens securing Senior Indebtedness;

          (m) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance, social security or similar legislation or obligations under customer service contracts;

          (n) Liens constituting covenants, conditions, encumbrances in the nature of zoning restrictions and other applicable laws restricting the right, use or enjoyment of real property, easements and rights or restrictions of record on the use of real property, facilities or Equipment which, in the aggregate, do not materially detract from the value of such property, facilities or Equipment or materially impair the use thereof in the ordinary conduct of business, including, without limitation:

               (i) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, other minerals, and other like purposes affecting real property, facilities, or Equipment which, in the aggregate, do not materially burden or impair the value or use of such property for the purposes for which it is or may reasonably be expected to be held;

               (ii) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property in a development or similar real property project affecting real property which, in the aggregate, do not materially burden or impair the value or use of such property for the purposes for which it is or may reasonably be expected to be held; and

               (iii) rights reserved to or vested in any Governmental Authority by Applicable Law to control or regulate, or obligations or duties under Applicable Law to any Governmental Authority with respect to, the use of any real property;

               (o) inchoate Liens incident to construction or maintenance of real property or Liens incident to construction or maintenance of real property now or hereafter filed of record for which adequate reserves have been established (to the extent required by GAAP) and which are being contested in good faith by appropriate proceedings or procedures and have not proceeded to judgment;

               (p) rights reserved to or vested in any Governmental Authority by Applicable Law to control or regulate or obligations or duties under Applicable Law to any Governmental Authority with respect to any right, power, franchise, grant, license or permit; (xvii) statutory Liens or other Liens which arise by operation of Applicable Law, other than those described in clauses (h), (n) and (p) of this Section 1.20,
                                                                   ------------
          arising in the ordinary course of business with respect to:

                   (i) obligations which are not delinquent or are being
               contested in good faith by appropriate proceedings or procedures; provided that adequate reserves have been established (to the
               --------
               extent required by GAAP) with respect thereto and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture, or

                   (ii) in favor of unpaid sellers of goods or prepaying buyers of goods, or Liens in items of any accompanying documents or proceeds of either arising in favor of a collecting bank;

               (q) other Liens existing as of the date of this Agreement.

          1.21 "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          1.22 "Senior Indebtedness" means the principal of, premium, if any, interest (including, without limitation, interest accruing after the filing of a petition initiating any Bankruptcy Proceeding, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or similar provisions of state law or is an allowed claim in such proceeding), fees, expenses and all other monetary obligations on or with respect to (a) indebtedness of the Company for money borrowed from or owing to any bank, trust company, insurance company, institutional lender or other entity in the business (whether in whole or in part) of lending money or extending credit or their assignees, whether outstanding on the date of this Note or thereafter created or incurred; including, without limitation, money borrowed under revolving credit loans, term loans, receivables financing (including the sale of receivables to such lenders or to special purpose facilities formed to borrow from such lenders against such receivables) or letters of credit, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) in each case for money borrowed or to secure the performance by the Company or any Affiliate of the Company of its
         obligations under any Carrier Agreement, and (c) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications, restatements or supplements to, any liability of the kind described in the preceding clauses whether or not between the same parties and whether or not in whole or in part, from time to time, unless it is provided in the instrument creating or evidencing any of the above, or pursuant to which any of the above is outstanding, that such Senior Indebtedness or such renewal, extension, refinancing or refunding thereof is not superior in right of payment to the Note; provided, however, that no indebtedness
                                       --------  -------
         which shall be subordinated in substantially the same manner as the Note shall be considered as Senior Indebtedness.

               1.23 "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         2.    Terms of Note.
               -------------

               2.1   Interest and Maturity. This Note shall bear interest on the
                     --------------------
outstanding principal amount prior to maturity at the rate of ten percent (10%) per annum, payable in arrears on the Maturity Date. All computations of interest on this Note shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest is payable. In computing interest on this Note, the first day of an interest period shall be included and the date of payment or the expiration of an interest period, as the case may, shall be excluded.

         The entire principal amount of this Note, together with any accrued but unpaid interest thereon and any other sums due and payable hereunder, shall be due and payable on March 31, 2003 (the "Maturity Date"), unless such indebtedness is, pursuant to Section 5.1 hereof, converted into Common Stock
                             -----------
prior to such date.

         All past due principal and interest under this Note shall bear interest from maturity, or from the date of acceleration, as the case may be, of such principal at a variable default rate equal to ten percent (10%) per annum increased by two percent (2%) per annum for each thirty (30) day period or portion thereof during which an Event of Default is in existence and continuing with respect to this Note, up to the Highest Lawful Rate. For example, if the
Note is not paid at its scheduled Maturity Date on March 31, 2003, the interest rate per annum would increase to twelve percent (12%) per annum on March 31, 2003, fourteen percent (14%) per annum on April 30, 2003, sixteen percent (16%) on May 30, 2003, and so on. Likewise, for example, if an Event of Default occurred on September 1, 2002 and was cured on October 15, 2002, the interest rate would increase to twelve percent (12%) per annum on September 1, 2002 and to fourteen percent (14%) per annum on October 1, 2002 and would be restored to ten percent (10%) per annum on October 15, 2002.

         2.2   Manner and Place of Payment. All payments due under this Note,
               ---------------------------
whether of principal or interest, shall be made in lawful money of the United States of America at the principal executive offices of the Company, specified pursuant to Section 8.1;
                                                                  -----------
provided, however, at the option of the Company, payments may be made by check
--------  -------
mailed to the Holder at Holder's address as specified pursuant to Section 8.1,
                                                                  -----------
or by wire transfer of funds to an account at such bank in the United States of America as Holder shall designate. Whenever any payment under this Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall, in such case, be included in the computation of payment of interest.

          2.3  Optional Prepayment; Non-Transferability. The Company may, in its
               ----------------------------------------
discretion, pay the Note in whole or in part at any time, without premium or penalty, and any partial prepayment shall be applied first to accrued but unpaid interest and then to principal. Except as permitted in accordance with Section
                                                                       -------
7, the Holder shall not sell, assign, transfer, pledge, give or otherwise
-
dispose of all or any part of its respective rights or obligations under this Note.

          2.4  Events of Default. The occurrence of any of the following events
               -----------------
shall constitute an Event of Default:

               (a) The Company shall fail to pay when due any payment or prepayment required under this Note, including, without limitation, any payment of principal or interest, and such failure continues for ten
         (10) days after the Holder notifies the Company in writing of such failure.

               (b) The Company shall (i) make an assignment for the benefit of creditors, (ii) petition or apply for the appointment of a liquidator, receiver or the like, (iii) commence, acquiesce in or consent to any proceeding relating to it under any bankruptcy, insolvency or similar law, or (iv) admit in writing its inability to pay its debts as they mature; or

               (c) The voluntary filing by the Company of, or consent by, the Company to any petition in bankruptcy or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief with respect to the Company, or the admission in writing by the Company of its inability to pay its debts as they become due.

               (d) A decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company, or ordering relief against the Company in response to the commencement of any involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of the Company under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of sixty (60) days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, or of the property of the Company, or for the winding up or liquidation of the affairs of the Company, shall have been entered, and such decree, judgement, or order shall have remained in force undischarged and unstayed for a period of sixty (60) days;

                          (e) A default in the payment of principal or interest or with respect to any Indebtedness in excess of $100,000 or any other default or an event of default by the Company shall occur with respect to any Indebtedness in excess of $100,000 which would entitle the holder of such Indebtedness to accelerate the maturity thereof or require any prepayment thereon;

                          (f) One or more final judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company which, in the aggregate, equal to or exceed $100,000 at any one time, shall be entered against the Company by a court of competent jurisdiction and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of thirty (30) days or more (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein);

                          (g) The failure by the Company to observe or perform any covenant, agreement or warranty contained in this Note or the Right of First Refusal Agreement (other than a default otherwise expressly enumerated above) and continuance of such default or event of default for thirty (30) days after notice to the Company thereof.

         Upon the occurrence of any of the foregoing Events of Default, the entire unpaid balance hereof, together with unpaid interest thereon, shall at the option of Holder, and upon written notice from Holder (except with respect to defaults under clauses (b), (c) or (d) as to which the Event of Default shall be automatic and no notice shall be required), become immediately due and payable, and Holder may, subject to the provisions of Section 4, forthwith
                                                      ---------
exercise the remedies available to Holder at law and in equity as well as those remedies set forth in this Note, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue thereof; and no failure on the part of Holder to exercise any of Holder's rights hereunder shall be deemed a waiver of any such rights or of any default.

         Such acceleration of the maturity of amounts due under this Note shall not affect, and shall be cumulative of, any other rights and remedies which the Holder may have at law, in equity or otherwise. All rights and remedies hereunder shall be cumulative and in addition to those provided by law, and may be exercised separately, concurrently or successively. Notwithstanding the fact that a failure by the Company to pay any payment of principal or interest on its stated due date under this Note may occur by reason of the subordination provisions under Section 4 of this Note, such failure to pay shall nevertheless
                 ---------
for all purposes under this Note constitute an Event of Default entitling Holder to accelerate the maturity of this Note and/or to pursue all of Holder's other rights and remedies under this Note and other rights and remedies Holder may have at law with respect to such Event of Default, subject to the limitations and other provisions of Section 4 of this Note.
                                                   ---------

         3.   Negative Covenants. The Company covenants and agrees that, until
              ------------------
payment in full of all of this Note, the Company will not, at any time:

              3.1 Limitation on Other Senior Subordinated Indebtedness. Create,
                  ----------------------------------------------------
incur, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to this Note.

              3.2 Limitations on Liens. Create, incur, assume or suffer to
                  --------------------
exist, any Lien on or with respect to its assets or properties (including shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except Permitted Liens.

         4.   Subordination.
              -------------

              4.1 Agreement to Subordinate. The Company, for itself, its
                  ------------------------
successors and assigns, covenants and agrees and Holder by its acceptance hereof likewise covenants and agrees that (a) the payment of the principal of and interest on the Note, and (b) any payment on account of the acquisition or redemption of the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness and that these provisions are for the benefit of the holders of Senior Indebtedness.

              4.2 No Demand for Payment; Limitations on Payments. Unless the
                  ----------------------------------------------
authorized agent with authority to act for holders of Senior Indebtedness or requisite holders of Senior Indebtedness shall have given prior written consent otherwise, the Holder will not ask, demand, sue for, take or receive from any Person or party, whether a direct or indirect obligor on the Note, by set-off or any manner, the whole or any part of the principal of and/or the interest on the Note, or any payment or distribution of any kind (whether in cash, property or securities), including any payment that may be payable by reason of any other indebtedness of the Company being subordinated to payment of this Note, unless and until all of the Senior Indebtedness shall have been irrevocably paid in full, and the Company's obligations under any applicable agreement with respect to Senior Indebtedness (including, without limitation, any applicable loan agreement or purchase agreement), shall have terminated; provided, however,
                                                         --------  -------
that:

                  (a) the Company may make regularly scheduled (unaccelerated)
              interest payments on the Note in accordance with the terms hereof as in effect on the date hereof, so long as no Default or Event of Default (in each case, as defined in any loan, purchase or other agreement with respect to Senior
              Indebtedness) is in existence at the time of such payment or would result from the making of such payment,

                  (b) may make payments following the expiration of a payment blockage period under Section 4.3, but only as provided in Section
                                    -----------                          -------
              4.3 of this Agreement;
              ---

                  (c) this Note may be converted to Common Stock or any other equity security of the Company as provided in Section 5 of this
                                                            ---------
              Agreement; and

                  (d) the Company may, make such other payments as may be permitted (i) by the terms of its Senior Indebtedness, or (ii) pursuant to consents from the necessary holders of Senior Indebtedness or a combination thereof.

              4.3 Limitations on Payments; Defaults. In the event that any
                  ---------------------------------
default or event of default (as defined in any loan agreement, purchase agreement or any other agreement with respect to any Senior Indebtedness) in the observance of any term of any Senior Indebtedness shall occur and be continuing, then:

                  (a) if such default is other than a payment default or a default which results in the acceleration of the maturity date of such Senior Indebtedness, no payment (including any payment that may be payable by reason of any other indebtedness of the Company being subordinated to payment of this Note) shall be made by or on behalf of the Company for or on account of this Note, and the Holder shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of this Note during any payment blockage period that may be provided for in any Designated Senior Indebtedness with respect to this Note; provided, however, that no
                                                      --------  -------
              such payment blockage period shall exist more than once in any 365 consecutive day period, nor shall any such payment blockage period exceed 179 consecutive days in any 365 consecutive day period and, upon the maturity of any Senior Indebtedness then due by lapse of time, acceleration, default by the Company or otherwise, then all such matured Senior Indebtedness then due shall first be paid in full before any additional payment on account of principal or interest is made on the Note, and

                  (b) if such default is a payment default or a default which results in the acceleration of the maturity date of such Senior Indebtedness, no payment (including any payment that may be payable by reason of any other indebtedness of the Company being subordinated to payment of this Note) shall be made by or on behalf of the Company for or on account of this Note, and the Holder shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of this Note and, upon the maturity of any Senior Indebtedness then due by lapse of time, acceleration, default by the Company or otherwise, then all such matured Senior Indebtedness then due shall first be paid in full before any additional payment on account of principal or interest is made on the Note

              4.4  Rights Upon Distribution of Assets. Upon any distribution of
                   ----------------------------------
assets of the Company upon any dissolution, winding-up, liquidation, arrangement, reorganization, protect, relief or composition of the Company or its debts (whether voluntary or involuntary in bankruptcy, insolvency or receivership or other similar case or proceeding, under any Federal or State bankruptcy or similar law or upon an assignment for the benefit of creditors or any other dissolution, winding-up, liquidation or reorganization of the Company or any other marshalling of the assets and liabilities of the Company),

                   (a) The holders of all Senior Indebtedness shall first be entitled to receive payment in full before the Holder of this Note is entitled to receive any additional payment on account of the principal of, or interest on the Note (other than payment in shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding);

                   (b) Any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding), to which the Holder of the Note would be entitled, except for the provisions of this Section 4, shall be paid by the liquidating trustee or agent
                   ---------
              or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness, to their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of the Senior Indebtedness held or represented by each for application in the case of cash or as collateral (in the case of non cash assets) for the payment or prepayment of Senior Indebtedness, in each case, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

              4.5  Payments Received in Trust. In the event that,
                   --------------------------
notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding), shall be received by the Holder on account of interest or principal on the Note not due or payable prior to the happening of any of the events described in Section 4.3 or Section
                                                         -----------    -------
4.4 before all Senior Indebtedness is paid in full,
---
                                       15
such payment or distribution shall be received in trust for the benefit of the holders of Senior Indebtedness and shall be paid over to the holders of Senior Indebtedness remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, in the same form as received (with any necessary endorsement) for application in the case of cash or as collateral (in the case of non cash assets) for the payment or prepayment of Senior Indebtedness, as the case may be, to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

          4.6   Execution of Intercreditor Agreements. The Holder agrees that if
                -------------------------------------
the Company creates, incurs, or refinances any Senior Indebtedness, Holder, upon request, will execute an intercreditor agreement with regard to the subordination of this Note to such Senior Indebtedness in such form as may be reasonably requested by any holder of such Senior Indebtedness who is authorized to act on behalf of all of the holders of the particular Senior Indebtedness at issue.

          4.7   Subrogation. Subject to the payment in full of all Senior
                -----------
Indebtedness, the Holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness on the Note once the Senior Indebtedness shall be paid in full, and no such payments or distributions applicable to the Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness and the Holder of the Note be deemed to be a payment by the Company to or on account of the Note, it being understood that the provisions of Section 4 of this Note are and are
                                        ---------
intended solely for the purpose of defining the relative rights of the Holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in Section 4 of this Note or elsewhere in this
                                 ---------
Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the Holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of the Note from exercising all remedies otherwise permitted by applicable law upon an Event of Default under the Note, subject to the rights, if any, under this Section 4 of the holders of
                                                    ---------
Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

          4.8   Reliance Upon Judicial Proceeding. Upon any distribution of
                ---------------------------------
assets of the Company referred to in Section 4 of this Note, the Holder of the
                                     ---------
Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to Section 4 of this Note.
                                            ---------

          4.9   Right to Payments. Except as provided in Section 4.3 with
                -----------------                        -----------
respect to certain payment blockage periods, nothing else contained in Section 4
                                                                       ---------
of this Note or elsewhere in this Note shall affect the obligation of the Company to make, or prevent the Company from making at any time, except during the pendency of any such dissolution, winding-up, liquidation or reorganization proceedings or upon the maturity of the Senior Indebtedness, payments of principal of or interest on the Note and nothing herein shall prevent the Company from making any payments to the Holder of this Note upon subordination with respect to the Holder's right to accelerate any or all of the principal amount of this Note pursuant to Section 2.4 hereof.
                                -----------

          4.10  Enforcement of Subordination. The Holder of this Note, by
                ----------------------------
acceptance hereof, (a) agrees that any rights against such Holder which any holder of Senior Indebtedness may have, directly or through the Company by virtue of the provisions of Section 3 of this Note, may be enforced by such
                            ---------
holder of Senior Indebtedness directly against the Holder of this Note without the necessity of joining the Company as a party, and (b) every holder of Senior Indebtedness and every person hereafter making any advance constituting Senior Indebtedness shall be entitled to rely upon the provisions of Section 4 of this
                                                              ---------
Note, and (c) agrees that it will join in executing such assignments, agreements and other instruments as may be requested by any holder of Senior Indebtedness to carry out the intent and purpose of this subordination.

          4.11  No Impairment by Failure to Act. No right of any present or
                -------------------------------
future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

          4.12  Delivery of Documentation to Holders of Senior Indebtedness. The
                -----------------------------------------------------------
Holder of this Note, by acceptance hereof, authorizes and directs that a copy hereof be delivered by the Company to each authorized representative or agent for any holder of Senior Indebtedness, or if there is no such currently authorized representative or agent then to at least one holder of Senior Indebtedness as representative of itself and all other such holders of the Senior Indebtedness, and to any other holder of Senior Indebtedness requesting the same. Holder of this Note, by acceptance hereof, expressly waives reliance by any present or future holder of Senior Indebtedness upon the subordination provisions contained herein.

          4.13  No Limitation of Bankruptcy Proceedings. The Holder agrees that,
                ---------------------------------------
so long as payments or distributions for or on account of this Note are not permitted pursuant to Section 4, the Holder will not take any action to, or
                      ---------
commence, or join with any other creditor in commencing any Bankruptcy Proceeding with respect to the Company, or, directly or indirectly, cause the Company to commence, or assist the Company in commencing any Bankruptcy Proceeding.

     5.  Conversion.
         ----------

         5.1   Conversion by the Holder. The Holder may, at any time, convert
               ------------------------
all or any portion of the then outstanding principal amount of this Note and any accrued but unpaid interest hereon into shares of Common Stock at a Conversion Price equal to One Dollar ($1.00) per share of Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided herein).

         5.2   Stock Splits; Reverse Stock-Splits. In case outstanding shares of
               ----------------------------------
Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         5.3   Provisions in Case of Consolidation or Merger. In case of any
               ---------------------------------------------
consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) the Holder shall have the right thereafter during the period in which this Note shall be convertible as specified, to convert this Note only into the kind and amount of securities, cash and other property receivable, if any, upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then, for the purpose of this Section 5.3, the kind and
                                                      -----------
amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The above provisions of this Section 5.3 shall similarly
                                                   -----------
apply to successive consolidations, mergers, sales or transfers.

         5.4   Adjustment in Number of Securities. Upon each adjustment of the
               ----------------------------------
Conversion Price pursuant to the provisions of Section 5 of this Note, the
                                               ---------
number of shares of Common Stock issuable upon exercise at the adjusted Conversion Price shall be adjusted to the nearest full amount by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the conversion right immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.

         5.5   Validity of Note. Irrespective of any adjustments or changes in
               ----------------
the Conversion Price or the amount of securities issuable upon exercise of the conversion right, this Note shall continue to express the Conversion Price per share and the amount of securities issuable thereunder as of the date this Note was originally issued; provided, the Holder shall be entitled to exercise the right represented by this Note after giving effect to each such adjustment and change, and this Note shall be deemed to incorporate each such adjustment and change as if a new Note reflecting each such adjustment and change had been issued to the Holder.

         5.6   Elimination of Fractional Interests. The Company shall not be
               -----------------------------------
required to issue certificates representing fractions of shares of Common Stock upon the exercise of the conversion rights set forth in this Section 5, nor
                                                             ---------
shall it be required to issue scrip or pay cash in lieu of such fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock or other securities, properties or rights. If a fraction of a share would otherwise be issuable on conversion of this Note, the Company will in lieu of such issuance pay the cash value of that fractional share.

         5.7   Unit Offerings. In case the Company shall offer its Common Stock
               --------------
as part of an offering of units of equity securities, the per share or per share equivalent stock price and per share or per share equivalent Conversion Price shall be determined by dividing the number of shares in the Unit by the Closing Price of the Unit on the applicable date or dates. In case the Company shall offer its Common Stock as part of a unit of equity and debt securities, the per share price or per share equivalent stock price shall be determined by dividing the number of shares in the unit by the remainder of the closing price of the Unit on the applicable date or dates, minus the principal face amount of the
                                      -----
debt security component of the Unit.

         5.8   Issuance of Stock on Conversion. As soon as reasonably
               -------------------------------
practicable after a conversion of this Note, in whole or in part, pursuant to
Section 5, the Company at its expense will cause to be issued in the name of and
---------
delivered to the Holder of this Note, a certificate or certificates for the number of shares of Common Stock to which that Holder shall be entitled on such conversion (bearing such legends as may be required under applicable state and federal securities laws in the opinion of the Company, after consultation with counsel). Such conversion shall be deemed to have been made immediately prior to the close of business on the Forced Conversion Date or the Voluntary Conversion Date. No fractional shares will be issued on conversion of this Note.

    6.   Restriction on Transfer.
         -----------------------

                  THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT: (i) PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT; OR (ii) IF IN THE OPINION OF COUNSEL FOR THE REGISTERED OWNER HEREOF, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, AND ITS COUNSEL, THE PROPOSED OFFER, SALE, ASSIGNMENT, TRANSFER, PLEDGE OR HYPOTHECATION MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

         7.    Additional Restrictions on Transfer.
               -----------------------------------

               7.1   General Prohibition Against Transfer. No party hereto, or
                     ------------------------------------
any Permitted Transferee shall (i) sell, assign, pledge, encumber, or otherwise transfer this Note or any portion thereof to any person or entity whatsoever, except in a Permitted Transfer.

               7.2   Effect of Non-complying Transfers. Any purported transfer
                     ---------------------------------
of this Note or any portion thereof without full compliance with this Section 7
                                                                      ---------
shall be void and of no effect, and the purported transferee shall be entitled to no rights as a security holder of the Company. In addition to any other legal or equitable remedy which may be available, the Company shall be entitled to injunctive relief against any such noncomplying transfer by the initial Holder or any subsequent holder. The Company shall not transfer this Note or any portion thereof on its transfer records or recognize the purported transferee as a holder for any purpose, including, without limitation, for purposes of payment of principal or interest, or exercise of conversion or other rights hereunder, unless the provisions of this Section have been complied with in full.

               7.3   Permitted Transfers. Provided that the Holder gives the
                     -------------------
Company advance written notice describing the terms and conditions of the proposed transfer and the Holder notifies the Company in writing that such a transfer would comply with the requirements of all applicable securities laws (accompanied by an opinion of counsel reasonably acceptable to the Company and its counsel) and this Note, such transfer can be effected at no out-of-pocket cost to the Company, and such transfer will not result in a material adverse effect on the Company, the transfer restrictions of Section 7.1 and Section 7.2
                                                    -----------     -----------
shall not apply to any of the following transfers of this Note or any portion thereof (each a "Permitted Transfer" and each recipient of said Note, a "Permitted Transferee") by the initial Holder or by any other subsequent Holder who has acquired this Note or any portion thereof as a Permitted Transferee (in either case, a "Permitted Transferor"):

                     (a)  To an Affiliate of the Holder; or

               (b) a trust or trusts solely for the benefit of the Holder and/ or his or her Immediate Family; or

               (c) a partnership or limited liability company, the partners or members of Holder; or

               (d) If the Permitted Transferor is an individual, transfers by gift by the Permitted Transferor, or by will or intestacy upon the death of the Permitted Transferor, to the spouse, children, parents or siblings of the Permitted Transferor or to a trust for the benefit of such spouse, children, parents or siblings; and

               (e) Transfers of the Note between the Permitted Transferor and the Permitted Transferor's guardian or conservator.

(each transferee described in clauses (a) through (e) of this Section 7.3 is
                                                              -----------
hereinafter referred to as a "Permitted Transferee.")

         7.4   Permitted Transfers Subject to Continuing Restrictions. The Note
               ------------------------------------------------------
or any portion thereof transferred in any transaction described in clauses (a) through (e) of Section 7.3 shall remain subject to the transfer restrictions of
               -----------
Section 7.1 and Section 7.2. As a condition to a proposed Permitted Transfer,
-----------     -----------
each Permitted Transferee shall, at the option of the Company, be required to execute and deliver to the Company an agreement with respect to the transferred the Note or any portion thereof , containing all the same terms and conditions of this Note, reflecting such Permitted Transferee's ownership of the Note or any portion thereof so transferred, which execution and delivery shall evidence the agreement of such Permitted Transferee that the Note or any portion thereof intended to be transferred shall continue to be subject to the same terms and restrictions on transfer as contained in this Note and that, as to the Note or any portion thereof, such Permitted Transferee shall be bound by such terms and conditions.

     8.  Miscellaneous.
         -------------

         8.1   Notices. Any notices or other communications required or
               -------
permitted hereunder shall be in writing and will be deemed to have been duly given only if personally delivered at the addresses designated below, sent by overnight courier, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other addresses or numbers as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

         If to Company:
         --------------

         Wolfpack Corporation
         4021 Stirrup Creek Drive
         Suite 400, Research Triangle Park
         Durham, NC 27703
         Telefax: 919-861-6505

          Attn:  Anthony W. Cullen

          With a Copy to:
          --------------

          Smith, Gambrell & Russell, LLP
          1230 Peachtree Street, NW
          Suite 3100, Promenade II
          Atlanta, Georgia 30309-3592
          Telefax:  404.685.6832
          Attention: M. Timothy Elder, Esq.

          If to Holder:
          ------------

          Lancer Partners, Limited Partnership
          Suite 2006
          375 Park Avenue
          New York, New York 10152
          Telefax:  212.521.8401
          Attention: Martin Garvey

     All such notices, requests and other communications will (a) if delivered personally or by a nationally recognized overnight delivery service to the address as provided in this Section 8.1, be deemed given upon delivery, and
                                 -----------
     (b) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given three (3) days after being mailed, (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          8.2  Entire Agreement. This Note supercedes all prior discussions and
               ----------------
agreements, between the parties with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof.

          8.3  No Oral Modifications. No extension, modification, amendment or
               ---------------------
waiver of any term or condition of this Note shall be valid or binding upon the Holder, unless in writing and signed by an officer of the Holder having the authority to consent to the extension, modification or waiver.

          8.4  Extension; Waiver. Delay or omission by the Holder of this Note
               -----------------
to exercise any right or power hereunder or failure by such Holder to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies hereunder shall not impair any such right or power or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce strict compliance by the Company with all of the covenants and agreements herein. Delay, omission or waiver on any one occasion shall not be deemed a bar to, or waiver of, the same or any other right on any future occasion. No waiver by Holder may be made under this Note except in written notice signed by Holder and given to the Company in accordance with Section 8.1. No notice to or demand on the Company, in any case, shall entitle it to any other or further notice of demand in other similar circumstances.

         8.5   Binding Effect. This Note shall be binding upon the Company and
               --------------
its successors and assigns and shall inure to the benefit of the Holder and his heirs, executors, administrators, legal representatives and assigns. Company may assign this Note so long as it remains liable for the obligations hereunder.

         8.6   Interpretation; Construction; Section Headings. Except as may be
               ----------------------------------------------
otherwise noted in context, all references to "Sections" shall be deemed to refer to the sections or subsections, as appropriate, of this Note.

               (a) Where the context requires: (i) use of the singular or plural incorporates the other, and (ii) pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

               (b) As used in this Note, the terms "include[s]" and "including" mean "including but not limited to"; that is, in each case the example or enumeration which follows the use of either term is illustrative, but not exclusive or exhaustive.

               (c) Section headings appearing in this Note are inserted solely as reference aids for the ease and convenience of the reader; they shall not be deemed to modify, limit or define the scope or substance of the provisions they introduce, nor shall they be used in construing the intent or effect of such provisions.

         8.7   Governing Law. This Agreement, including all matters related to
               -------------
validity, construction, performance and enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to choice of law or conflicts or law principles except to the extent the Communications Act of 1934, as amended and as interpreted and applied by judicial and regulatory authorities, including the Federal Communications Commission, supercedes such state law and except that the arbitration provisions shall be governed by the federal laws of the United States of America.

         8.8   Severability. If any provision of this Note is held to be invalid
               ------------
or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Holder.

         8.9   Waiver of Notice. The Company waives notice under this Note
               ----------------
(except as expressly provided for this Note), demand for payment, presentment for payment, protest, or notice of protest and non-payment with respect to this Note, and the Company consents to any


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

extension or postponement of time of payment of this Note and to any other indulgence with respect to this Note without notice thereby to the Company.

         8.10  Attorney's Fees. In addition to all principal and accrued
               ---------------
interest on this Note, the Company agrees to pay to Holder or other permitted assignee or transferee without duplication of amounts payable hereunder all reasonable court costs incurred by Holder or other permitted assignee or transferee in collecting this Note through any legal proceedings, and reasonable attorneys' fees not to exceed ten percent (10%) of the unpaid principal and accrued interest owing on this Note when and if this Note is placed in the hands of an attorney for collection after an Event of Default, as herein defined.

         8.11  Time.  Time is of the essence under this Note.
               ----

         8.12  Maximum Limit On Interest. The provisions of this Note and of all
               -------------------------
agreements between the Company and Holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that, in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, received, paid or agreed to be paid to Holder for the use, forbearance, or detention of the money loaned under this Note or otherwise, exceed the Highest Lawful Rate, as herein defined. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between the Company and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the Highest Lawful Rate or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to the Highest Lawful Rate, and if, from any circumstance whatsoever, Holder shall ever receive anything of value deemed interest under applicable law in excess of interest at the Highest Lawful Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing hereunder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, then such excess shall be refunded to the Company. It is the intent of the parties hereto that the Company shall not, under any circumstances, be required to pay, nor shall Holder be entitled to collect, any interest which is in excess of the maximum legal rate permitted under the laws of the applicable jurisdiction. All sums paid or agreed to be paid to Holder for the use, forbearance, or detention of the indebtedness of the Company to Holder, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of this Note until payment in full, so that the rate of interest on account of such indebtedness will not at any time exceed the Highest Lawful Rate. The Provisions of this paragraph shall control all agreements between the Company and Holder. The term "Highest Lawful Rate" as used herein shall mean the maximum non-usurious rate of interest permitted by whichever of applicable federal or Georgia law from time to time permits the highest maximum non-usurious interest at rate with respect to this Note.

         8.13  Mutilated, Destroyed, Lost and Stolen Notes. Subject to
               -------------------------------------------
compliance with the other terms of this Section, if any mutilated Note is surrendered to the Company, the Company shall execute, authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any such Note, and (b) such note or indemnity as may be required by the Company to save the Company and all of its agents harmless, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute, authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of its counsel) connected therewith. Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Note equally and proportionately with any and all other Notes of the series (if any) of which this Note is a part. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

               8.14  No Recourse Against Others. A director, officer, employee
                     --------------------------
or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

               8.15  Authentication. This Note shall not be valid until
                     --------------
authenticated by the manual signatures of the President of the Company and its Secretary or an Assistant Secretary or an authenticating agent.

               8.16  Exclusive Jurisdiction and Venue. Any suit, action or
                     --------------------------------
proceeding with respect to this Note shall be brought exclusively in the state courts located in either Cobb County, Georgia or Fulton County, Georgia or in the United States District Court for the Northern District of Georgia, Atlanta Division. By execution and delivery of this Note, Holder accepts for itself the exclusive venue in the State of Georgia and the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment, subject to all rights of appeal, rehearing and the like, rendered thereby in connection with this Note. ALL PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN SUCH COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name and executed as a sealed instrument on the day and year first written above.

                                 COMPANY

                                 WOLFPACK CORPORATION



                                 By:
                                     __________________________________________
                                     Anthony W. Cullen
                                     Chief Executive Officer and President